Exhibit 10.1
THIRD OMNIBUS AMENDMENT

This Third Omnibus Amendment (this “Third Amendment”) is entered into as of January 9, 2025 by and between QT Imaging Holdings, Inc., a Delaware corporation (formerly known as GigCapital5, Inc. (“GigCapital5”), (the “Company”)) and YA II PN, LTD., a Cayman Islands exempt limited company (the “Lender”), with reference to (1) that certain Standby Equity Purchase Agreement, dated as of November 15, 2023, by and between the Lender, GigCapital5 and QT Imaging, Inc. (“QT Imaging”), which is now a wholly-owned subsidiary of the Company (such agreement, the “SEPA”), (2) that certain Convertible Promissory Note, issued March 4, 2024, in an original principal amount of Ten Million Dollars ($10,000,000.00) delivered by the Company to the Lender and bearing Number QTI-1-1 (the “Note”), (3) that certain Omnibus Amendment, dated as of September 26, 2024, by and between the Company and the Lender (the “First Amendment”), and (4) that certain Second Omnibus Amendment, dated as of October 31, 2024, by and between the Company and the Lender (the “Second Amendment”). Collectively, the SEPA, the Note, the First Amendment, the Second Amendment and all other instruments, agreements or other items executed or delivered in connection with either of the foregoing are referred to as the “Financing Documents.” Undefined terms herein have the same definitions set forth in the Note.
By this Third Amendment, the Company and Lender have agreed to amend the Financing Documents on the following terms:
1.Fixed Price. The Lender and the Company hereby agree that for $1.5 million of the current outstanding balance due under the Note (principal and unpaid and accrued interest), the Fixed Price for the Conversion Price shall be $0.584 per share, and for the remainder, the Fixed Price shall not be changed and shall remain $4.61395 per share.
2.No Monthly Payments. The Lender and the Company hereby agree that, notwithstanding the provisions of the Second Amendment, no further monthly payments will be owed during the period beginning on the date of this Third Amendment and ending on the Maturity Date of March 31, 2026. In exchange for such relief, the Lender and the Company agree that the aggregate purchase price owed to the Company from the first Advance (as such term is defined in the SEPA) that occurs pursuant to the terms of the SEPA after the date of this Third Amendment (the “Advance Proceeds”) shall be paid by the Lender offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Note (first towards accrued and unpaid interest, and then towards outstanding principal and the corresponding Payment Premium in respect of such principal amount, if applicable), and that for any subsequent Advances pursuant to the terms of the SEPA, the Lender shall pay half of such Advance Proceeds directly to the Company and the other half of such Advance Proceeds shall be paid by the Lender offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Note (first towards accrued and unpaid interest, and then towards outstanding principal and the corresponding Payment Premium in respect of such principal amount, if applicable).

3.Convertibility of Debt. The Lender consents, even though there is an outstanding balance under the Note, to the holder of that certain Secured Convertible Note issued by the Company to Funicular Funds, LP on March 4, 2024 being able to convert such Secured Convertible Note at a conversion price of $0.584 per share.
4.Effect; Continuing Validity. The Financing Documents are amended to the extent necessary to give effect to this Third Amendment, and the terms of this Third Amendment shall supersede any contrary terms in Financing Documents. Each reference to the “Note” in the Note shall be deemed to refer to the Note as modified by this Third Amendment. Except as specifically set forth herein, the terms and conditions of the Financing Documents shall remain unmodified and are hereby ratified by the parties. The Company acknowledges and agrees that, except as otherwise expressly provided in this Third Amendment, all terms, conditions and provisions of the Financing Documents shall continue in full force and effect and remain unaffected and unchanged. This Third Amendment in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under the Financing Documents, or the priority thereof. Such liens, security interests and rights are hereby ratified, confirmed, renewed and extended in all respects. The Financing Documents, any other security for payment of the Note, and all rights, remedies, titles, liens and equities securing the Financing Documents as hereby modified and the indebtedness represented thereby are hereby recognized, renewed, extended and continued in full force and effect for the benefit of the Lender and the indebtedness evidenced thereby.
5.Not a Novation. This Third Amendment is a modification only and not a novation. This Third Amendment is to be considered attached to the Note and made a part thereof. This Third Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Note, or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby.
6.This Third Amendment One of the Transaction Documents. From and after the date hereof, this Third Amendment is and shall be deemed a part of the Note and shall be deemed a Transaction Document (as defined in the SEPA). An event of default under this Third Amendment shall constitute an Event of Default under the Note.
7.Release. In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company (on behalf of itself and QT Imaging) hereby fully and unconditionally releases and forever discharges the Lender and its affiliates and their respective officers, directors, employees, agents, legal representatives, successors, and assigns (the “Released Parties”), from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, in law or equity, which against the Released Parties, the Company or QT Imaging ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever up to the date of this Third Amendment. This release shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors, and assigns.

8.Third Party Event of Default. An Event of Default under the Note shall occur automatically, without the requirement of any notice from the Lender to the Company, if any creditor other than the Lender, or any party acting in a similar capacity, initiates or attempts to initiate any action intending to foreclose, seize, or take control over any asset of the Company, whether through legal processes or by any other means, which shall include, but shall not be limited to, the filing of any legal actions aiming at foreclosure, the initiation of such proceedings, or any preparatory steps taken by such creditor that clearly indicate an intention to foreclose on assets due to the Company’s failure to meet its obligations to such creditor. Upon the occurrence of any such event, an Event of Default shall have occurred and all obligations under the Note shall automatically become immediately due and payable, and the Lender shall be entitled to exercise all rights and remedies available under the Note and applicable law, without any further notice, demand, or action required on the part of the Lender. Notwithstanding any other provision in this Second Amendment or the Note, this clause shall serve as an additional Event of Default, augmenting, and not replacing, any Events of Default as specified within the Note.
9.Miscellaneous. This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Third Amendment may be executed in counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Third Amendment electronically shall be equally as effective as delivery of a manually executed counterpart of this Third Amendment. No waiver of any provision of this Third Amendment shall be effective or enforceable unless made in writing signed by the party waiving any right or privilege hereunder.

IN WITNESS WHEREOF, the Company and the Lender have caused this Third Omnibus Amendment to be duly executed by a duly authorized representative as of the date first written above.
COMPANY:
QT IMAGING HOLDINGS, INC.
By: /s/ Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

LENDER:
YA II PN, LTD.
By: Yorkville Advisors Global, LP Its: Investment Manger
By: Yorkville Advisors Global II, LLC Its: General Partner
By: /s/ Matthew Beckman
Name: Matthew Beckman
Title:    Manager